HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133007
May 29, 2008

PRICING SUPPLEMENT
(To the Prospectus dated April 5, 2006,
Prospectus Addendum dated December 12, 2007
Prospectus Supplement dated October 12, 2007 and the
Product Supplement dated October 23, 2007)

Terms used in this pricing supplement are described or defined in the product supplement, prospectus supplement, and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement, and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This pricing supplement relates to twelve separate note offerings. Each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•     Principal Amount: $1,000.00 per note
•     Offering Period End Date: May 27, 2008 at 4:00 pm, New York City time
•     Initial Public Offering Price: $1,000 per note (100 percent)
•     Initial Valuation Date: May 27, 2008
•     Issue Date: May 30, 2008

•     Final Price: The market price of the reference asset on the final valuation date.
•     Interest Payment Dates: The 30th of each month following the issue date (or, if that day is not a business day, the following business day), commencing on June 30, 2008 and ending on, and including, the maturity date.
•     Listing: The notes will not be listed on any U.S. securities exchange or quotation system.

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	INTEREST RATE (PER ANNUM)	ISSUE PRICE(1)	BARRIER LEVEL	BARRIER PRICE(2)	ISSUE AMOUNT	PHYSICAL DELIVERY AMOUNT (3)	AGENT’S DISCOUNT OR COMMISSION / TOTAL (4)	PROCEEDS TO US / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE(5)	MATURITY DATE(6)
D.R. Horton, Inc. (DHI)	20.50%	$13.05	65.00%	$8.4825	$378,000.00	76.6284	2.00% / $7.560.00	98.00% / $370,440.00	4042K0NR2 / US4042K0NR22	August 27, 2008	September 2, 2008
GENERAL MOTORS CORPORATION (GM)	17.50%	$17.42	60.00%	$10.4520	$1,176,000.00	57.4053	2.25% / $26,460.00	97.75% / $1,149,540.00	4042K0NS0 / US4042K0NS05	November 25, 2008	December 1, 2008
Potash Corporation of Saskatchewan Inc. (POT)	16.50%	$190.40	70.00%	$133.2800	$929,000.00	5.2521	1.88% / $17,442.90	98.12% / $911,557.10	4042K0NT8 / US4042K0NT87	August 27, 2008	September 2, 2008
SunPower Corporation (SPWR)	15.30%	$82.52	65.00%	$53.6380	$242,000.00	12.1183	2.00% / $4,840.00	98.00% / $237,160.00	4042K0NU5 / US4042L0NU50	August 27, 2008	September 2, 2008
Research In Motion Limited (RIMM) (Offering 1)	15.00%	$135.13	70.00%	$94.5910	$664,000.00	7.4003	2.00% / $13,280.00	98.00% / $650,720.00	4042K0NV3 / US4042K0NV34	August 27, 2008	September 2, 2008
CHICAGO BRIDGE & IRON COMPANY N.V. (CBI)	15.00%	$43.37	70.00%	$30.3590	$590,000.00	23.0574	2.04% / $12,060.19	97.96% / $577,939.81	4042K0NW1 / US4042K0NW17	November 25, 2008	December 1, 2008
COMPANHIA VALE DO RIO DOCE - ADS (RIO)	14.00%	$39.64	80.00%	$31.7120	$209,000.00	25.2270	2.00% / $4,180.00	98.00% / $204,820.00	4042K0NX9/ US4042K0NX99	August 27, 2008	September 2, 2008
Research In Motion Limited (RIMM) (Offering 2)	14.00%	$135.13	60.00%	$81.0780	$438,000.00	7.4003	2.25% / $9,855.00	97.75% / $428,145.00	4042K0NY7/ US4042KNY72	November 25, 2008	December 1, 2008
ARCH COAL, INC. (ACI)	13.00%	$61.61	65.00%	$40.0465	$256,000.00	16.2311	2.20% / $5,632.00	97.80% / $250,368.00	4042K0NZ4 / US4042K0NZ4	November 25, 2008	December 1, 2008
VALERO ENERGY CORPORATION (VLO)	11.75%	$47.47	75.00%	$35.6025	$1,035,000.00	21.0659	2.25% / $23,287.50	97.75% / $1,011,712.50	4042K0PA7/ US4042K0PA78	November 25, 2008	December 1, 2008
American International Group, Inc. (AIG)	10.75%	$36.62	70.00%	$25.6340	$205,000.00	27.3075	2.20% / $4,510.00	97.80% / $200,490.00	4042K0PB5 / US4042K0PB51	November 25, 2008	December 1, 2008
JPMorgan Chase & Co. (JPM)	10.50%	$43.01	80.00%	$34.4080	$659,000.00	23.2504	2.20% / $14,498.00	97.80% / $644,502.00	4042K0PC3 / US4042K0PC35	November 25, 2008	December 1, 2008
(1)	The initial price represents the market price of the reference asset on the initial valuation date.
(2)	The barrier price represents the product of the initial price of the reference asset multiplied by its barrier level.
(3)	The physical delivery amount was determined by the calculation agent on the initial valuation date by dividing the principal amount of each note by the initial price of the reference asset.
(4)	Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission / Total,” above.
(5)	Final valuation date is subject to adjustment as described in the product supplement.
(6)	Expected. The maturity date will be 3 business days after the final valuation date and is subject to adjustment as described in the product supplement.

See “Risk Factors” in this pricing supplement beginning on page PR-3, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

CALCULATION OF REGISTRATION FEE

Title of Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(7)
Reverse Convertible Notes Linked to DHI due September 2, 2008	$378,000.00	$14.86
Reverse Convertible Notes Linked to GM due December 1, 2008	$1,176,000.00	$46.22
Reverse Convertible Notes Linked to POT due September 2, 2008	$929,000.00	$36.51
Reverse Convertible Notes Linked to SPWR due September 2, 2008	$242,000.00	$9.51
Revere Convertible Notes Linked to RIMM (Offering 1) due September 2, 2008	$664,000.00	$26.10
Reverse Convertible Notes Linked to CBI due December 1, 2008	$590,000.00	$23.19
Reverse Convertible Notes Linked to RIO due September 2, 2008	$209,000.00	$8.21
Reverse Convertible Notes Linked to RIMM (Offering 2) due December 1, 2008	$438,000.00	$17.21
Reverse Convertible Notes Linked to ACI due December 1, 2008	$256,000.00	$10.06
Reverse Convertible Notes Linked to VLO due December 1, 2008	$1,035,000.00	$40.68
Reverse Convertible Notes Linked to AIG due December 1, 2008	$205,000.00	$8.06
Reverse Convertible Notes Linked to JPM due December 1, 2008	$659,000.00	$25.90
(7)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended

HSBC SECURITIES (USA) INC. May 29, 2008

TABLE OF CONTENTS

Page

GENERAL TERMS	PR-3

RISK FACTORS	PR-3

SUMMARY	PR-4

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	PR-4

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION	PR-5

GENERAL TERMS

This pricing supplement relates to twelve separate note offerings. Each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated October 12, 2007, the prospectus addendum dated December 12, 2007 and the product supplement dated October 23, 2007. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PR-3 of this document, page PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in any of the notes is not equivalent to investing directly in the relevant reference asset. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review “Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset”

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of your note and may be zero. Accordingly, you may lose the entire principal amount of each note you purchase.

We cannot predict the final price of any reference asset on the final valuation date.

2.	You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” beginning on page PR-4 of this pricing supplement and “Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, prospectus addendum, product supplement and this pricing supplement do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of each note and may be zero. Accordingly, you may lose the entire principal amount of your each note you purchase. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date. The term “market disruption event” is described and defined in the product supplement.

In the event that the final valuation date is postponed or extended and the maturity date is postponed or extended as described under “Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity per note is in physical shares of the reference asset, you will receive a number of shares referred to as the “physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of each note by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this pricing supplement, and interest payments will be made on the interest payment dates specified on the front cover of this pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see “Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one reasonable approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” We intend to treat the notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information regarding the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section “Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the primary exchange, of that reference asset for each quarter in the period from January 1, 2005 through March 31, 2008 and for the period from April 1, 2008 through May 27, 2008. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD 1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•     If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash) ;

•     If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD 1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or

•     If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD 1,000 at maturity.

Each table of hypothetical returns is provided for illustrative purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

D.R. HORTON, INC. (DHI)

Description of D.R. Horton, Inc.

According to publicly available information, D.R. Horton, Inc. (“D.R. Horton”) constructs and sells single-family homes designed primarily for the entry-level and move-up markets. D.R. Horton operates in the Midwest, Mid-Atlantic, Southeast, Southwest, and Western regions of the United States. D.R. Horton sells its homes under names such as D.R. Horton, Cambridge, and Dobson.

D.R. Horton’s SEC file number is 1-14122.

Historical Performance of D.R. Horton

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	34.57	27.44	29.24
June 30, 2005	39.20	26.83	37.61
September 30, 2005	42.81	33.35	36.22
December 30, 2005	38.56	28.80	35.73
March 31, 2006	41.66	30.80	33.22
June 30, 2006	35.27	22.55	23.82
September 29, 2006	25.40	19.52	23.95
December 29, 2006	27.81	21.51	26.49
March 30, 2007	31.13	21.79	22.00
June 29, 2007	24.49	19.76	19.93
September 28, 2007	20.75	12.49	12.81
December 31, 2007	15.18	10.15	13.17
March 31, 2008	17.79	9.79	15.75
April 1, 2008 through May 27, 2008	17.95	12.62	13.05

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 20.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.39 per cent constitutes interest on the Deposit and 18.11 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	D.R. Horton

Initial Price:	USD 13.05

Barrier Price:	USD 8.4825

Interest Rate:	20.50 per cent per annum

Physical Delivery Amount:	76.6284 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.13%		100.00%
+	90%	5.13%		90.00%
+	80%	5.13%		80.00%
+	70%	5.13%		70.00%
+	60%	5.13%		60.00%
+	50%	5.13%		50.00%
+	40%	5.13%		40.00%
+	30%	5.13%		30.00%
+	20%	5.13%		20.00%
+	10%	5.13%		10.00%
	0%	5.13%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.87%	5.13%	-10.00%
-	20%	-14.87%	5.13%	-20.00%
-	30%	-24.87%	5.13%	-30.00%
-	40%	-34.87%	N/A	-40.00%
-	50%	-44.87%	N/A	-50.00%
-	60%	-54.87%	N/A	-60.00%
-	70%	-64.87%	N/A	-70.00%
-	80%	-74.87%	N/A	-80.00%
-	90%	-84.87%	N/A	-90.00%
-	100%	-94.87%	N/A	-100.00%

GENERAL MOTORS CORPORATION (GM)

Description of General Motors Corporation

According to publicly available information, General Motors Corporation (“General Motors”) manufactures and sells vehicles worldwide under various brand names. General Motors also has financing and insurance operations. In addition, General Motors produces products and provides services in other industries, such as wireless communications.

General Motors’ SEC file number is 001-0143.

Historical Performance of General Motors

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	40.80	27.98	29.39
June 30, 2005	36.65	24.67	34.00
September 30, 2005	37.70	30.21	30.61
December 30, 2005	31.50	18.33	19.42
March 31, 2006	24.60	18.47	21.27
June 30, 2006	30.56	19.00	29.79
September 29, 2006	33.64	27.12	33.26
December 31, 2006	36.56	28.49	30.72
March 30, 2007	37.24	28.81	30.64
June 29, 2007	38.66	28.86	37.80
September 28, 2007	38.27	29.10	36.70
December 31, 2007	43.02	24.50	24.89
March 31, 2008	29.28	17.47	19.05
April 1, 2008 through May 27, 2008	24.24	16.87	17.42

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 17.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.60 per cent constitutes interest on the Deposit and 14.90 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “Hypothetical Examples” above for more information.

Reference Asset:	General Motors

Initial Price:	USD 17.42

Barrier Price:	USD 10.4520

Interest Rate:	17.50 per cent per annum

Physical Delivery Amount:	57.4053 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.75%		100.00%
+	90%	8.75%		90.00%
+	80%	8.75%		80.00%
+	70%	8.75%		70.00%
+	60%	8.75%		60.00%
+	50%	8.75%		50.00%
+	40%	8.75%		40.00%
+	30%	8.75%		30.00%
+	20%	8.75%		20.00%
+	10%	8.75%		10.00%
	0%	8.75%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	-1.25%	8.75%	-10.00%
-	20%	-11.25%	8.75%	-20.00%
-	30%	-21.25%	8.75%	-30.00%
-	40%	-31.25%	8.75%	-40.00%
-	50%	-41.25%	N/A	-50.00%
-	60%	-51.25%	N/A	-60.00%
-	70%	-61.25%	N/A	-70.00%
-	80%	-71.25%	N/A	-80.00%
-	90%	-81.25%	N/A	-90.00%
-	100%	-91.25%	N/A	-100.00%

POTASH CORPORATION OF SASKATCHEWAN INC. (POT)

Description of Potash Corporation of Saskatchewan Inc.

According to publicly available information, Potash Corporation of Saskatchewan Inc. (“PotashCorp”) engages in the production and sale of fertilizers, and related industrial and feed products. PotashCorp manufactures and sells solid and liquid phosphate fertilizers; animal feed supplements; and industrial acid, which is used in food products and industrial processes. PotashCorp produces potash from mines in Saskatchewan and New Brunswick. PotashCorp also produces nitrogen fertilizers, as well as nitrogen feed and industrial products, including ammonia, urea, nitrogen solutions, ammonium nitrate, and nitric acid.

PotashCorp's SEC file number is 1-1035.

Historical Performance of PotashCorp

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	30.67	24.31	29.17
June 30, 2005	35.56	26.50	31.86
September 30, 2005	38.38	30.95	31.11
December 30, 2005	31.11	24.26	26.74
March 31, 2006	33.03	26.21	29.36
June 30, 2006	35.46	26.29	28.66
September 29, 2006	35.49	27.34	34.73
December 29, 2006	49.06	33.83	47.83
March 30, 2007	56.35	44.05	53.31
June 29, 2007	80.85	52.82	77.97
September 28, 2007	109.38	71.50	105.70
December 31, 2007	151.80	97.62	143.96
March 31, 2008	166.40	105.52	155.21
April 1, 2008 through May 27, 2008	215.97	150.44	190.40

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 16.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.39 per cent constitutes interest on the Deposit and 14.11 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	PotashCorp

Initial Price:	USD 190.40

Barrier Price:	USD 133.2800

Interest Rate:	16.50 per cent per annum

Physical Delivery Amount:	5.2521 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.13%		100.00%
+	90%	4.13%		90.00%
+	80%	4.13%		80.00%
+	70%	4.13%		70.00%
+	60%	4.13%		60.00%
+	50%	4.13%		50.00%
+	40%	4.13%		40.00%
+	30%	4.13%		30.00%
+	20%	4.13%		20.00%
+	10%	4.13%		10.00%
	0%	4.13%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.87%	4.13%	-10.00%
-	20%	-15.87%	4.13%	-20.00%
-	30%	-25.87%	4.13%	-30.00%
-	40%	-35.87%	N/A	-40.00%
-	50%	-45.87%	N/A	-50.00%
-	60%	-55.87%	N/A	-60.00%
-	70%	-65.87%	N/A	-70.00%
-	80%	-75.87%	N/A	-80.00%
-	90%	-85.87%	N/A	-90.00%
-	100%	-95.87%	N/A	-100.00%

SUNPOWER CORPORATION (SPWR)

Description of SunPower Corporation

According to publicly available information, SunPower Corporation (“SunPower”) engages in the design, manufacture, and marketing of solar electric power technologies. SunPower operates in two segments, Components and Systems. The Components segment sells solar power products, including solar cells, solar panels, and inverters, which convert sunlight to electricity for the utility networks serving installers and resellers for use in residential and commercial applications. The Systems segment offers power systems and system technologies, which include development, engineering, and procurement of permits and equipment, as well as construction management, access to financing, monitoring, and maintenance services. The Systems segment serves commercial and governmental entities, investors, utilities, and production home builders.

The common stock of SunPower commenced trading on its relevant exchange in the fourth quarter of 2005; thus, the below historical prices of common stock of SunPower started in the fourth quarter of 2005.

SunPower’s SEC file number is 000-51593.

Historical Performance of SunPower

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	34.75	24.30	33.99
March 31, 2006	45.09	29.08	38.16
June 30, 2006	42.00	24.60	28.02
September 29, 2006	34.25	23.76	27.74
December 29, 2006	40.00	26.36	37.17
March 30, 2007	48.11	35.40	45.50
June 29, 2007	65.50	45.87	63.05
September 28, 2007	86.92	59.64	82.82
December 31, 2007	164.47	82.00	130.39
March 31, 2008	134.28	53.22	74.51
April 1, 2008 through May 27, 2008	100.02	75.06	82.52

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 15.30 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.39 per cent constitutes interest on the Deposit and 12.91 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	SunPower

Initial Price:	USD 82.52

Barrier Price:	USD 53.6380

Interest Rate:	15.30 per cent per annum

Physical Delivery Amount:	12.1183 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.83%		100.00%
+	90%	3.83%		90.00%
+	80%	3.83%		80.00%
+	70%	3.83%		70.00%
+	60%	3.83%		60.00%
+	50%	3.83%		50.00%
+	40%	3.83%		40.00%
+	30%	3.83%		30.00%
+	20%	3.83%		20.00%
+	10%	3.83%		10.00%
	0%	3.83%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.17%	3.83%	-10.00%
-	20%	-16.17%	3.83%	-20.00%
-	30%	-26.17%	3.83%	-30.00%
-	40%	-36.17%	N/A	-40.00%
-	50%	-46.17%	N/A	-50.00%
-	60%	-56.17%	N/A	-60.00%
-	70%	-66.17%	N/A	-70.00%
-	80%	-76.17%	N/A	-80.00%
-	90%	-86.17%	N/A	-90.00%
-	100%	-96.17%	N/A	-100.00%

RESEARCH IN MOTION LIMITED (RIMM)
(OFFERING 1)

Description of Research In Motion Limited

According to publicly available information, Research In Motion Limited (“Research In Motion”) designs, manufactures, and markets wireless solutions for the worldwide mobile communications market. Research In Motion provides platforms and solutions for access to email, phone, SMS messaging, Internet, and Intranet-based applications.

Research In Motion’s SEC file number is 0-29898.

Historical Performance of Research In Motion

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	27.88	20.09	25.47
June 30, 2005	28.18	20.63	24.58
September 30, 2005	27.50	22.38	22.80
December 30, 2005	23.14	17.00	22.00
March 31, 2006	30.18	20.97	28.29
June 30, 2006	29.37	20.34	23.26
September 29, 2006	34.83	20.71	34.22
December 29, 2006	47.55	32.92	42.59
March 30, 2007	49.02	39.92	45.50
June 29, 2007	66.86	42.93	66.66
September 28, 2007	100.98	61.55	98.55
December 31, 2007	137.00	95.02	113.40
March 31, 2008	118.35	80.20	112.23
April 1, 2008 through May 27, 2008	144.50	111.90	135.13

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 15.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.39 per cent constitutes interest on the Deposit and 12.61 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Research In Motion

Initial Price:	USD 135.13

Barrier Price:	USD 94.5910

Interest Rate:	15.00 per cent per annum

Physical Delivery Amount:	7.4003 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.75%		100.00%
+	90%	3.75%		90.00%
+	80%	3.75%		80.00%
+	70%	3.75%		70.00%
+	60%	3.75%		60.00%
+	50%	3.75%		50.00%
+	40%	3.75%		40.00%
+	30%	3.75%		30.00%
+	20%	3.75%		20.00%
+	10%	3.75%		10.00%
	0%	3.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.25%	3.75%	-10.00%
-	20%	-16.25%	3.75%	-20.00%
-	30%	-26.25%	3.75%	-30.00%
-	40%	-36.25%	N/A	-40.00%
-	50%	-46.25%	N/A	-50.00%
-	60%	-56.25%	N/A	-60.00%
-	70%	-66.25%	N/A	-70.00%
-	80%	-76.25%	N/A	-80.00%
-	90%	-86.25%	N/A	-90.00%
-	100%	-96.25%	N/A	-100.00%

CHICAGO BRIDGE & IRON COMPANY N.V. (CBI)

Description of CHICAGO BRIDGE & IRON COMPANY N.V.

According to publicly available information, CHICAGO BRIDGE & IRON COMPANY N.V. (“CBI”), together with its subsidiaries, operates as an engineering, and procurement and construction company worldwide. CBI offers conceptual design, engineering, procurement, fabrication, construction, commissioning, and related maintenance services. CBI engages in the production, handling, storage, and distribution of liquefied gases, as well as provision of liquefaction and regasification facilities consisting of terminals, tanks, and related systems for oil and gas companies; and provides liquefied natural gas tanks on a stand-alone basis. CBI also specializes in building offshore structures, refinery process units, petrochemical process units, gas processing facilities, power plants, pipelines, hydrogen/synthesis gas plants, and sulfur removal and recovery facilities for energy and petrochemical companies. In addition, CBI constructs steel structures, including above ground storage tanks, elevated storage tanks, pressure vessels, and other specialty structures, such as processing facilities for oil and gas companies.

CBI’s SEC file number is 1-12815.

Historical Performance of CBI

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	23.87	17.85	22.02
June 30, 2005	25.25	19.10	22.86
September 30, 2005	32.95	22.83	31.09
December 30, 2005	32.75	19.50	25.21
March 31, 2006	31.85	19.80	24.00
June 30, 2006	27.50	21.78	24.15
September 29, 2006	27.78	22.75	24.06
December 29, 2006	29.74	23.17	27.34
March 30, 2007	31.50	25.83	30.75
June 29, 2007	40.05	30.10	37.74
September 28, 2007	44.84	30.06	43.06
December 31, 2007	62.94	41.49	60.44
March 31, 2008	63.47	35.21	39.24
April 1, 2008 through May 27, 2008	49.82	37.50	43.37

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 15.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.60 per cent constitutes interest on the Deposit and 12.40 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	CBI

Initial Price:	USD 43.37

Barrier Price:	USD 30.3590

Interest Rate:	15.00 per cent per annum

Physical Delivery Amount:	23.0574 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.50%		100.00%
+	90%	7.50%		90.00%
+	80%	7.50%		80.00%
+	70%	7.50%		70.00%
+	60%	7.50%		60.00%
+	50%	7.50%		50.00%
+	40%	7.50%		40.00%
+	30%	7.50%		30.00%
+	20%	7.50%		20.00%
+	10%	7.50%		10.00%
	0%	7.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.50%	7.50%	-10.00%
-	20%	-12.50%	7.50%	-20.00%
-	30%	-22.50%	7.50%	-30.00%
-	40%	-32.50%	N/A	-40.00%
-	50%	-42.50%	N/A	-50.00%
-	60%	-52.50%	N/A	-60.00%
-	70%	-62.50%	N/A	-70.00%
-	80%	-72.50%	N/A	-80.00%
-	90%	-82.50%	N/A	-90.00%
-	100%	-92.50%	N/A	-100.00%

COMPANHIA VALE DO RIO DOCE - ADS (RIO)

Description of COMPANHIA VALE DO RIO DOCE

According to publicly available information, COMPANHIA VALE DO RIO DOCE (“Rio”) produces and sells iron ore, pellets, manganese, alloys, gold, nickel, copper, kaolin, bauxite, alumna, aluminum, and potash. Rio is based in Brazil, where it owns and operates railroads and maritime terminals.

Rio’s SEC file number is 001-15030.

Historical Performance of Rio

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	9.15	6.36	7.90
June 30, 2005	8.25	6.26	7.32
September 30, 2005	11.23	7.28	10.97
December 30, 2005	11.47	9.18	10.29
March 31, 2006	12.88	10.42	12.13
June 30, 2006	14.55	9.82	12.02
September 29, 2006	12.27	9.59	10.78
December 29, 2006	15.23	10.34	14.87
March 30, 2007	19.03	13.53	18.50
June 29, 2007	23.86	18.44	22.28
September 28, 2007	34.60	17.00	33.93
December 31, 2007	38.32	29.90	32.67
March 31, 2008	37.54	24.00	34.64
April 1, 2008 through May 27, 2008	44.15	34.16	39.64

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 14.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.39 per cent constitutes interest on the Deposit and 11.61 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Rio

Initial Price:	USD 39.64

Barrier Price:	USD 31.7120

Interest Rate:	14.00 per cent per annum

Physical Delivery Amount:	25.2270 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.50%		100.00%
+	90%	3.50%		90.00%
+	80%	3.50%		80.00%
+	70%	3.50%		70.00%
+	60%	3.50%		60.00%
+	50%	3.50%		50.00%
+	40%	3.50%		40.00%
+	30%	3.50%		30.00%
+	20%	3.50%		20.00%
+	10%	3.50%		10.00%
	0%	3.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.50%	3.50%	-10.00%
-	20%	-16.50%	3.50%	-20.00%
-	30%	-26.50%	N/A	-30.00%
-	40%	-36.50%	N/A	-40.00%
-	50%	-46.50%	N/A	-50.00%
-	60%	-56.50%	N/A	-60.00%
-	70%	-66.50%	N/A	-70.00%
-	80%	-76.50%	N/A	-80.00%
-	90%	-86.50%	N/A	-90.00%
-	100%	-96.50%	N/A	-100.00%

RESEARCH IN MOTION LIMITED (RIMM)
(OFFERING 2)

Description of Research In Motion Limited

According to publicly available information, Research In Motion Limited (“Research In Motion”) designs, manufactures, and markets wireless solutions for the worldwide mobile communications market. Research In Motion provides platforms and solutions for access to email, phone, SMS messaging, Internet, and Intranet-based applications.

Research In Motion’s SEC file number is 0-29898.

Historical Performance of Research In Motion

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	27.88	20.09	25.47
June 30, 2005	28.18	20.63	24.58
September 30, 2005	27.50	22.38	22.80
December 30, 2005	23.14	17.00	22.00
March 31, 2006	30.18	20.97	28.29
June 30, 2006	29.37	20.34	23.26
September 29, 2006	34.83	20.71	34.22
December 29, 2006	47.55	32.92	42.59
March 30, 2007	49.02	39.92	45.50
June 29, 2007	66.86	42.93	66.66
September 28, 2007	100.98	61.55	98.55
December 31, 2007	137.00	95.02	113.40
March 31, 2008	118.35	80.20	112.23
April 1, 2008 through May 27, 2008	144.50	111.90	135.13

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 14.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.60 per cent constitutes interest on the Deposit and 11.40 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Research In Motion

Initial Price:	USD 135.13

Barrier Price:	USD 81.0780

Interest Rate:	14.00 per cent per annum

Physical Delivery Amount:	7.4003 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.00%		100.00%
+	90%	7.00%		90.00%
+	80%	7.00%		80.00%
+	70%	7.00%		70.00%
+	60%	7.00%		60.00%
+	50%	7.00%		50.00%
+	40%	7.00%		40.00%
+	30%	7.00%		30.00%
+	20%	7.00%		20.00%
+	10%	7.00%		10.00%
	0%	7.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.00%	7.00%	-10.00%
-	20%	-13.00%	7.00%	-20.00%
-	30%	-23.00%	7.00%	-30.00%
-	40%	-33.00%	7.00%	-40.00%
-	50%	-43.00%	N/A	-50.00%
-	60%	-53.00%	N/A	-60.00%
-	70%	-63.00%	N/A	-70.00%
-	80%	-73.00%	N/A	-80.00%
-	90%	-83.00%	N/A	-90.00%
-	100%	-93.00%	N/A	-100.00%

ARCH COAL, INC. (ACI)

Description of ARCH COAL, INC.

According to publicly available information, ARCH COAL, INC. (“Arch Coal”) engages in the production and sale of steam and metallurgical coal from surface and underground mines to power plants, steel mills, and industrial facilities in the United States.

Arch Coal’s SEC file number is 001-31305.

Historical Performance of Arch Coal

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	23.77	16.60	21.51
June 30, 2005	27.88	20.15	27.24
September 30, 2005	34.93	25.65	33.75
December 30, 2005	41.10	30.50	39.75
March 31, 2006	44.15	34.31	37.97
June 30, 2006	56.45	37.11	42.37
September 29, 2006	44.13	25.88	28.91
December 29, 2006	37.02	25.85	30.03
March 30, 2007	33.79	27.18	30.69
June 29, 2007	42.08	30.33	34.80
September 28, 2007	37.00	27.76	33.74
December 31, 2007	45.21	32.99	44.93
March 31, 2008	56.14	32.98	43.50
April 1, 2008 through May 27, 2008	68.68	41.25	61.61

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 13.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.60 per cent constitutes interest on the Deposit and 10.40 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Arch Coal

Initial Price:	USD 61.61

Barrier Price:	USD 40.0465

Interest Rate:	13.00 per cent per annum

Physical Delivery Amount:	16.2311 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.50%		100.00%
+	90%	6.50%		90.00%
+	80%	6.50%		80.00%
+	70%	6.50%		70.00%
+	60%	6.50%		60.00%
+	50%	6.50%		50.00%
+	40%	6.50%		40.00%
+	30%	6.50%		30.00%
+	20%	6.50%		20.00%
+	10%	6.50%		10.00%
	0%	6.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.50%	6.50%	-10.00%
-	20%	-13.50%	6.50%	-20.00%
-	30%	-23.50%	6.50%	-30.00%
-	40%	-33.50%	N/A	-40.00%
-	50%	-43.50%	N/A	-50.00%
-	60%	-53.50%	N/A	-60.00%
-	70%	-63.50%	N/A	-70.00%
-	80%	-73.50%	N/A	-80.00%
-	90%	-83.50%	N/A	-90.00%
-	100%	-93.50%	N/A	-100.00%

VALERO ENERGY CORPORATION (VLO)

Description of VALERO ENERGY CORPORATION

According to publicly available information, VALERO ENERGY CORPORATION (“Valero”) is an independent petroleum refining and marketing company that owns and operates refineries in the United States and Canada. Valero markets branded and unbranded refined products on a wholesale basis in the United States and Canada as well as refined products through a network of retail and wholesale branded outlets in the United States, Canada, and Aruba.

Valero’s SEC file number is 1-13175.

Historical Performance of Valero

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	38.58	21.01	36.64
June 30, 2005	41.13	28.96	39.56
September 30, 2005	58.63	39.38	56.53
December 30, 2005	58.15	45.86	51.60
March 31, 2006	63.61	48.00	59.78
June 30, 2006	70.74	55.19	66.52
September 29, 2006	68.83	46.84	51.47
December 29, 2006	57.09	47.52	51.16
March 30, 2007	66.02	47.66	64.49
June 29, 2007	77.89	63.53	73.86
September 28, 2007	78.68	60.00	67.18
December 31, 2007	75.75	60.80	70.03
March 31, 2008	71.10	45.03	49.11
April 1, 2008 through May 27, 2008	55.00	44.55	47.47

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 11.75 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.60 per cent constitutes interest on the Deposit and 9.15 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Valero

Initial Price:	USD 47.47

Barrier Price:	USD 35.6025

Interest Rate:	11.75 per cent per annum

Physical Delivery Amount:	21.0659 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.88%		100.00%
+	90%	5.88%		90.00%
+	80%	5.88%		80.00%
+	70%	5.88%		70.00%
+	60%	5.88%		60.00%
+	50%	5.88%		50.00%
+	40%	5.88%		40.00%
+	30%	5.88%		30.00%
+	20%	5.88%		20.00%
+	10%	5.88%		10.00%
	0%	5.88%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.12%	5.88%	-10.00%
-	20%	-14.12%	5.88%	-20.00%
-	30%	-24.12%	N/A	-30.00%
-	40%	-34.12%	N/A	-40.00%
-	50%	-44.12%	N/A	-50.00%
-	60%	-54.12%	N/A	-60.00%
-	70%	-64.12%	N/A	-70.00%
-	80%	-74.12%	N/A	-80.00%
-	90%	-84.12%	N/A	-90.00%
-	100%	-94.12%	N/A	-100.00%

AMERICAN INTERNATIONAL GROUP, INC. (AIG)

Description of American International Group, Inc.

According to publicly available information, American International Group, Inc.  ("AIG"), through its subsidiaries, provides insurance and financial services in the United States and internationally. AIG operates in four segments: General Insurance, Life Insurance and Retirement Services, Financial Services, and Asset Management. The General Insurance segment underwrites various business insurance products, including large commercial or industrial property insurance, excess liability, inland marine, environmental, workers compensation, and excess and umbrella coverages. The Life Insurance and Retirement Services segment provides individual and group life, payout annuities, endowment, and accident and health policies, as well as retirement savings products consisting of fixed and variable annuities. The Financial Services segment offers aircraft and equipment leasing, capital market transactions, consumer finance, and insurance premium financing. The Asset Management segment operations comprise investment-related services and investment products, including institutional and retail asset management, broker-dealer services, and institutional spread-based investment business.

AIG's SEC file number is 1-8787.

Historical Performance of AIG

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	73.45	54.30	55.41
June 30, 2005	58.90	50.00	58.10
September 30, 2005	63.50	58.05	61.96
December 30, 2005	69.40	60.94	68.23
March 31, 2006	71.04	64.69	66.09
June 30, 2006	66.70	58.55	59.05
September 29, 2006	66.80	57.52	66.26
December 29, 2006	72.97	65.84	71.66
March 30, 2007	72.45	65.38	67.22
June 29, 2007	72.97	66.15	70.03
September 28, 2007	70.68	60.00	67.65
December 31, 2007	70.13	50.86	58.30
March 31, 2008	59.42	38.50	43.25
April 1, 2008 through May 27, 2008	49.50	36.53	36.62

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 10.75 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.60 per cent constitutes interest on the Deposit and 8.15 per cent constitutes Put Premium.

Offering Information

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “Hypothetical Examples” above for more information.

Reference Asset:	AIG

Initial Price:	USD 36.62

Barrier Price:	USD 25.6340

Interest Rate:	10.75 per cent per annum

Physical Delivery Amount:	27.3075 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.38%		100.00%
+	90%	5.38%		90.00%
+	80%	5.38%		80.00%
+	70%	5.38%		70.00%
+	60%	5.38%		60.00%
+	50%	5.38%		50.00%
+	40%	5.38%		40.00%
+	30%	5.38%		30.00%
+	20%	5.38%		20.00%
+	10%	5.38%		10.00%
	0%	5.38%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.62%	5.38%	-10.00%
-	20%	-14.62%	5.38%	-20.00%
-	30%	-24.62%	5.38%	-30.00%
-	40%	-34.62%	N/A	-40.00%
-	50%	-44.62%	N/A	-50.00%
-	60%	-54.62%	N/A	-60.00%
-	70%	-64.62%	N/A	-70.00%
-	80%	-74.62%	N/A	-80.00%
-	90%	-84.62%	N/A	-90.00%
-	100%	-94.62%	N/A	-100.00%

JPMORGAN CHASE & CO. (JPM)

Description of JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (“JPMorgan Chase”) provides global financial services under the JP Morgan brand and retail banking under the Chase brand. JPMorgan Chase provides services such as investment banking, treasury and securities services, asset management, private banking, cardmember services, commercial banking, and home finance. JPMorgan Chase serves business enterprises, institutions, and individuals.

JPMorgan Chase’s SEC file number is 1-5805.

Historical Performance of JPMorgan Chase

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	39.65	34.35	34.60
June 30, 2005	36.49	33.36	35.32
September 30, 2005	35.95	33.32	33.93
December 30, 2005	40.56	32.98	39.69
March 31, 2006	42.42	37.88	41.64
June 30, 2006	46.80	39.34	42.00
September 29, 2006	47.49	40.40	46.96
December 29, 2006	49.00	45.51	48.30
March 30, 2007	51.95	45.91	48.38
June 29, 2007	53.25	47.70	48.45
September 28, 2007	50.48	42.18	45.82
December 31, 2007	48.02	40.15	43.65
March 31, 2008	49.28	36.02	42.95
April 1, 2008 through May 27, 2008	49.95	41.17	43.01

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 10.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.60 per cent constitutes interest on the Deposit and 7.90 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	JPMorgan Chase

Initial Price:	USD 43.01

Barrier Price:	USD 34.4080

Interest Rate:	10.50 per cent per annum

Physical Delivery Amount:	23.2504 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.25%		100.00%
+	90%	5.25%		90.00%
+	80%	5.25%		80.00%
+	70%	5.25%		70.00%
+	60%	5.25%		60.00%
+	50%	5.25%		50.00%
+	40%	5.25%		40.00%
+	30%	5.25%		30.00%
+	20%	5.25%		20.00%
+	10%	5.25%		10.00%
	0%	5.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.75%	5.25%	-10.00%
-	20%	-14.75%	5.25%	-20.00%
-	30%	-24.75%	N/A	-30.00%
-	40%	-34.75%	N/A	-40.00%
-	50%	-44.75%	N/A	-50.00%
-	60%	-54.75%	N/A	-60.00%
-	70%	-64.75%	N/A	-70.00%
-	80%	-74.75%	N/A	-80.00%
-	90%	-84.75%	N/A	-90.00%
-	100%	-94.75%	N/A	-100.00%